Exhibit 24(b)(8.68)
FIRST AMENDMENT
TO FUND PATICIPATION AGREEMENT

This First Amendment dated as of September 11, 2009 by and between ING Life Insurance and
Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“the Company”), and Goldman
Sachs Trust (the “Fund”) and Goldman, Sachs & Co. (“Distributor”), is made to the Participation
Agreement dated as of October 1, 2000. Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to make additional funds and fund share classes available under the
Agreement; and

WHEREAS, the parties wish to amend certain other provisions of the Agreement, as provided below.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.	Paragraph 3 of the Agreement is hereby deleted in it entirety and replaced with the following:

	3.	Servicing Fees: The provision of shareholder and administrative services to the Plans shall be the responsibility of the Company and shall not be the responsibility of Distributor. The Nominee will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay or cause to be paid an annual fee as specified in Schedule B (attached), based on the average net assets invested in the Funds through the Company’s Contracts in each calendar quarter. The servicing fees may include a sub-transfer agency fee, a service fee, and an additional fee paid from fund assets. All payments are for services provided by the Company. Within thirty (30)
days after the end of each calendar quarter Distributor shall provide the Company with a statement showing the aggregate value of the Company’s accounts for the preceding quarter and include therewith a payment to the Company for the compensation due the
Company in accordance with this paragraph. The Funds and/or Distributor may be responsible for the payment of all or a portion of the fees specified in Schedule B.

2.	The following replaces Section 11(b) of the Agreement:

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To the Company:

Michael Pignatella
Counsel
ING Americas Legal Services
One Orange Way, C1S
Windsor, CT 06095
Fax: 860-580-4934

To Distributor:
Goldman, Sachs & Co.
32 Old Slip
New York, NY 10004
Attn: James McNamara

To the Fund:
Goldman Sachs Trust
32 Old Slip
New York, NY 10005
Attn: Peter Bonanno

Any notice, demand or other communication given in a manner prescribed in this
Subsection (b) shall be deemed to have been delivered on receipt.

3.	The following paragraph is added under Section 11 “Miscellaneous” of the Agreement:

(k) Distributor acknowledges and agrees that due to systems limitations, the
Company is not able to deduct redemption fees that may otherwise be required by the
Funds; provided however that upon development of systematic capabilities to administer redemption fees, or as otherwise requested by Distributor in writing, the Company will implement such redemptions fees in a time frame and manner mutually acceptable to all parties. The Company agrees that in the event redemption fees are not implemented in a time frame and manner mutually acceptable to all parties, Distributor may remove from the list of available Funds any Fund that assesses a redemption fee.

4.	Schedule B and Schedule C to the Agreement are hereby deleted and replaced by
Schedule B, attached hereto.

5.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

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	6.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND		GOLDMAN, SACHS & CO.
ANNUITY COMPANY

By:	/s/ Lisa S. Gilarde	By:	/s/ James McNamara
Name:	Lisa S. Gilarde	Name:
Title:	Vice President	Title:

GOLDMAN SACHS TRUST

		By:	/s/ James McNamara
Name:
Title:

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SCHEDULE B

AVAILABLE FUNDS

The Goldman Sachs Equity Funds (including Asset Allocation and Retirement Strategy Portfolios) (“Equity
Funds”) and the Goldman Sachs Fixed Income Funds (including Income Strategies) (“Fixed Income Funds”)

APPLICABLE FEES

Funds and Share	Sub-Transfer Agent	Service Fee[1]	Additional Fee[2]
Class	Fee
Service Shares -	___%	___%	___%
Equity Funds
Service Shares - Fixed	___%	___%	___%
Income Funds
A Shares - Equity	___%	___%	___%
Funds
A Shares - Fixed	___%	___%	___%
Income Funds
Institutional Shares -	___%	___%	___%
Equity Funds
Institutional Shares -	___%	___%	___%
Fixed Income Funds
R Shares - Equity	___%	___%	___%
Funds
R Shares - Fixed	___%	___%	___%
Income Funds
IR Shares - Equity	___%	___%	___%
Funds
IR Shares - Fixed	___%	___%	___%
Income Funds
Institutional Class	___%	___%	___%
(FST Shares) –
Financial Square
Money Market Funds
Select Class –	___%	___%	___%
Financial Square
Money Market Funds
Preferred Class –	___%	___%	___%
Financial Square

[1] The Service Fee is paid out of Fund assets.
[2] The Additional Fee is paid from the profits of Goldman, Sachs & Co. and/or its affiliates.
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Money Market Funds
Capital Class –	___%	___%	___%
Financial Square
Money Market Funds
Adminstration Class –	___%	___%	___%
Financial Square
Money Market Funds
Service Class –	___%	___%	___%
Financial Square
Money Market Funds

Exhibit III (continued)

The fees are as follows for Contracts invested in the Funds for which the Company provided administrative and record keeping services prior to the date of this amendment:

Funds and Share	Sub-Transfer Agent	Service Fee[1]	Additional Fee[2]
Class	Fee
Service Shares -	___%	___%	___%
Equity Funds
Service Shares - Fixed	___%	___%	___%
Income Funds
A Shares - Equity	___%	___%	___%
Funds
A Shares - Fixed	___%	___%	___%
Income Funds
Institutional Shares –	___%	___%	___%
Equity Funds
Institutional Shares –	___%	___%	___%
Fixed Income Funds
Institutional Shares -	___%	___%	___%
Mid Cap Value Fund
Institutional Shares -	___%	___%	___%
Small Cap Value
Fund
- Growth
Opportunities Fund
- Large Cap Value
Fund
Institutional Class	___%	___%	___%

[1] The Service Fee is paid out of Fund assets.
[2] The Additional Fee is paid from the profits of Goldman, Sachs & Co. and/or its affiliates.
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(FST Shares) –
Financial Square
Money Market Funds
Select Class –	___%	___%	___%
Financial Square
Money Market Funds
Preferred Class –	___%	___%	___%
Financial Square
Money Market Funds
Capital Class –	___%	___%	___%
Financial Square
Money Market Funds
Adminstration Class –	___%	___%	___%
Financial Square
Money Market Funds
Service Class –	___%	___%	___%
Financial Square
Money Market Funds

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